Exhibit 99(h)(18)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN WANGER ADVISORS TRUST, COLUMBIA MANAGEMENT DISTRIBUTORS, INC. AND

MERRILL LYNCH LIFE INSURANCE COMPANY

THIS AMENDMENT, effective as of the 27th  day of April, 2007, by and among Wanger Advisors Trust, a Massachusetts business trust corporation (the “Fund”), Columbia Management Distributors, Inc. (the “Underwriter”), Wanger Advisors Trust, a Massachusetts Corporation, and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the “Company”);

WITNESSETH:

WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 4, 2005, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Fund, the Underwriter, and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:

1.               Amendment.

(a)          Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

(b)         Article IX Notices. of the Agreement is hereby amended as follows:

If to the Company:                                      Barry G. Skolnick, Esquire

Senior Vice President & General Counsel

1700 Merrill Lynch Drive, 3rd Floor

Pennington, New Jersey 08534

2.               Effectiveness.  The revised Schedule A of the Agreement shall be effective as the date hereof.

3.               Continuation.  Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.               Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

WANGER ADVISORS TRUST		MERRILL LYNCH LIFE INSURANCE COMPANY

By:	/s/ Charles P. McQuaid	By:	/s/ Kirsty Lieberman
Name:	Charles P. McQuaid	Name:	Kirsty Lieberman
Title:	President	Title:	Vice President & Senior Counsel
Date:	March 26, 2007	Date:	3/30/07

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:	/s/ Michael A. Jones
Name:	Michael A. Jones
Title:	President
Date:	3/27/07

Schedule A

Separate Account

Merrill Lynch Life Variable Annuity Separate Account A

Portfolio

Wanger U.S. Smaller Companies

Wanger International Small Cap

Contract

Merrill Lynch Investor Choice – Investor Series

(Form ML-VA-010 and state variations thereof)

Dated:  April 27, 2007